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                      ARTICLES OF AMENDMENT
                 OF ARTICLES OF INCORPORATION OF
                       CHEMICAL FUND, INC.

THIS IS TO CERTIFY:

         FIRST:  That the Articles of Incorporation of CHEMICAL

FUND, INC., a Maryland corporation having its principal office in the City of Baltimore in that State (the "Corporation"), are hereby amended as follows:



         "(1) Paragraph A of ARTICLE THIRD is hereby amended to

read in its entirety as follows:

         A.   To engage in the business of holding, investing,

    reinvesting, or otherwise placing the funds of the

    Corporation in securities (as defined herein); to acquire

    through purchase, exchange, subscription, or otherwise, to own, hold, possess for investment, resale, or otherwise and to dispose of through sale, exchange, or otherwise securities and to exercise all rights, powers and privileges with

    reference to such business or incident to the ownership, use and enjoyment of such funds or of securities, including, but without limitation, the right, power and privilege to own,

    vote, hold, purchase, sell, negotiate, assign, exchange,

    transfer, or otherwise deal with, dispose of, use, exercise,

    or enjoy any rights, title, interest, powers or privileges under or.with reference to any securities owned or held

    including, the payment of any assessments, subscriptions and




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    other sums of money the Corporation may deem expedient for the protection of its interest as owner or holder of such

    securities, and to invest or utilize the proceeds, interest,

    dividends, or other returns therefrom in such manner as is consistent with the purposes, business, or objects of the

    Corporation; provided, however, that the Corporation shall not:"

         (2)  Subparagraph 2 of Paragraph A of ARTICLE THIRD is

hereby amended to read in its entirety as follows:

         "2.  Lend any of its funds or other assets other than

    loans of portfolio securities on a fully collateralized basis or in connection with loans to banks against such obligations as repurchase agreements.  The purchase by the Corporation of notes, bonds or other evidences of indebtedness shall not be construed as a loan."

         (3)  Subparagraph 7 of Paragraph A of ARTICLE THIRD is

hereby amended to read in its entirety as follows:

         "7.  Purchase any securities if such purchase would

    cause the Corporation to have more than 5% of its gross

    assets taken at market invested in stock or securities or

    both, of any one corporation, other than securities issued,

    created or fully guaranteed by the United States Government."

         (4)  Subparagraph 8 of Paragraph A of ARTICLE THIRD is

hereby amended to read in its entirety as follows:






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         "8.  Purchase any securities if such purchase would

    cause the Corporation to own, at the time of purchase, more than 10% of the outstanding stock or securities, or both, of any one corporation, other than securities issued, created or fully guaranteed by the United States."

         (5)  ARTICLE NINTH is hereby amended to delete in their

entirety the definitions of "Chemical security," "Government security" and "Other permitted security."

    SECOND:  The foregoing amendment has been duly advised by the

Board of Directors and approved by the stockholders of the

Corporation.

         IN WITNESS WHEREOF, CHEMICAL FUND, INC. has caused these

Articles of Amendment to be signed in its name and on its behalf by its President, witnessed by its Secretary, and the said

officers of the Corporation further also acknowledged said

instrument to be the corporate act of the Corporation and state under the penalties of perjury that, to the best of their




















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knowledge, information and belief the matters and facts therein set forth with respects to approval are true in all material respects, all on March 6, 1985.


                                       CHEMICAL FUND, INC.


                                       By /s/ David H. Dievler
                                         ________________________
                                         David H. Dievler
                                         President


/s/ Mary A. Barry
________________________
   Mary A. Barty
     Secretary

































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